Exhibit 10.2

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

GROUND LEASE AGREEMENT AND

ASSIGNMENT OF GROUND LEASE

BY AND BETWEEN

VCG HOLDING COMPANY OR THEIR ASSIGNS

AND MANANA ENTERTAINMENT, INC.

D/B/A JAGUAR’S GOLD CLUB DALLAS

AND BRYAN S. FOSTER

On this 14th day of April, 2008, this First Amendment to Stock Purchase Agreement is entered into by and between VCG Holding Corp. a/k/a (sic) VCG Holding Company, a Colorado corporation or their assigns (hereinafter “VCG”), and Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas (hereinafter the “Business”) (collectively the “Debtor”), and Bryan S. Foster (hereinafter “Lender” or “Shareholder”), and to the Ground Lease Agreement entered into by and between VCG and Lender, and the Assignment of Ground Lease entered into by and between VCG, the Business and Lender, all being entered into on October 26, 2007.

WHEREAS, the parties heretofore entered into a Stock Purchase Agreement dated October 26, 2007 (which was placed into escrow with an Effective Date as of the date when VCG receives the License issued by the City of Dallas, Texas as set forth in the Dallas City Code Section 41-A giving VCG the right to operate the Business) (the “Agreement”); and

WHEREAS, VCG and Lender heretofore entered into a Ground Lease Agreement on October 26, 2007 (which was placed into escrow with an Effective Date as of the date when VCG receives the License issued by the City of Dallas, Texas as set forth in the Dallas City Code Section 41-A giving VCG the right to operate the Business); and

WHEREAS, the parties heretofore entered into an Assignment of Ground Lease on October 26, 2007 (which was placed into escrow with an Effective Date as of the date when VCG receives the License issued by the City of Dallas, Texas as set forth in the Dallas City Code Section 41-A giving VCG the right to operate the Business) and

WHEREAS, the Purchase Price to be paid by VCG, as set forth in Schedule 2.2 thereof, was to be paid by Promissory Note in the amount of $6,520,000.00; and

WHEREAS, the parties desire to amend the Agreement and the Promissory Note, as set forth in Schedule 2.2 of the Agreement, as shown hereinbelow; and

WHEREAS, the Seller wishes to pursue a like kind exchange as to the portion of the proceeds allocated to the sale of the property described in the Agreement.

WHEREAS, the parties desire to amend the Agreement, the Ground Lease Agreement, and the Assignment of Ground Lease to reflect the correct corporate name of VCG.

/s/ BF, /s/ MO

NOW, THEREFORE, in consideration of the foregoing and mutual representations, warranties and covenants contained herein, the parties agree as follows:

1. The Promissory Note, as set forth in Schedule 2.2 of the Agreement, shall be deleted in its entirety and in its place shall be the Promissory Note attached hereto as Exhibit 1st A-A (hereinafter the “Note”) in the amount of $2,500,000.00.

2. The balance of the Purchase Price of $4,020,000.00 shall be paid in cash at the Closing.

3. The Note, as amended, referred to in Exhibit 1st A-A, shall be secured by the following assets and evidenced by a Security Agreement, as set forth in Exhibit 1st A-B, and the Leasehold Deed of Trust Security Agreement - Financing Statement, as set forth in Exhibit 1st A-C.

a.	one hundred (100%) percent of the common stock of Manana Entertainment, Inc.

b.	assets of the Business, including but not limited to, the following:

(i) inventory of the Business;

(ii) all machinery, equipment, furniture, fixtures and furnishings of the Business;

(iii) all operating agreements, licenses and permits, including but not limited to the License from the City of Dallas pursuant to Dallas City Code, Section 41 A-4, and sewer and utility permits in connection therewith;

(c)	an assignment of Debtor’s and the Business’ interest in and to that certain Ground Lease Agreement between VCG Holding Company and Bryan S. Foster dated October 26, 2007, for the premises commonly known as 2151 Manana Drive, Dallas, Texas;

(d)	all of VCG’s interest in the Building and improvements on the premises which is the subject of the Ground Lease Agreement in (c) above.

4. The Agreement, Ground Lease Agreement, and Assignment of Ground Lease entered into on October 26, 2007 shall be amended to reflect the proper name of VCG as being: VCG Holding Corp.

5. Purchaser hereby covenants and agrees to use their reasonable efforts and diligence to assist and cooperate with Seller in the effectuation of a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Section 1031”), delivering any and all documents reasonably required in accordance with the agreements of the parties set forth in this Agreement in order to effectuate such Section 1031 transaction;

/s/ BF, /s/ MO

provided, however, that Purchaser shall not incur any additional costs, expenses, liabilities, obligations or other financial exposure with respect thereto.

6. All other terms of the Agreement shall remain in full force and effect.

[THIS SPACE INTENTIONALLY LEFT BLANK.]

/s/ BF, /s/ MO

IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals as or the day and year first above written.

VCG HOLDING CORP.

By:	/s/ Micheal L. Ocello
Its:	President

MANANA ENTERTAINMENT, INC.

By:	/s/ Micheal L. Ocello
Its:	Vice President

/s/ Bryan S. Foster
Bryan S. Foster, Individually